Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Second Quarter 2020 Financial Results

•	Second Quarter 2020 Revenues of $607.9 Million, Up 0.3% Compared to $606.1 Million in Prior Year Quarter

•	Second Quarter 2020 EPS of $1.27, Down 24.9% Compared to $1.69 in Prior Year Quarter; Second Quarter 2020 Adjusted EPS of $1.32, Down 23.7% Compared to $1.73 in Prior Year Quarter

•	Announces $200.0 Million Increase in Share Repurchase Authorization and Reaffirms 2020 Guidance

Washington, D.C., July 30, 2020 — FTI Consulting, Inc. (NYSE: FCN) today released financial results for the quarter ended June 30, 2020.

Second quarter 2020 revenues of $607.9 million increased $1.7 million, or 0.3%, compared to revenues of $606.1 million in the prior year quarter. Excluding the estimated negative impact from foreign currency translation (“FX”), revenues increased $9.3 million, or 1.6%, compared to the prior year quarter. The increase in revenues was driven by higher demand in the Corporate Finance & Restructuring business segment, which was nearly offset by lower demand in the Forensic and Litigation Consulting and Technology business segments compared to the prior year quarter. Net income of $48.2 million compared to $64.6 million in the prior year quarter. The decrease in net income was due to higher compensation, primarily related to an 18.2% increase in billable headcount and higher variable compensation, which was partially offset by a decline in selling, general and administrative (“SG&A”) expenses and a lower tax rate compared to the prior year quarter. Adjusted EBITDA of $75.8 million, or 12.5% of revenues, compared to $97.2 million, or 16.0% of revenues, in the prior year quarter.

Second quarter 2020 fully diluted earnings per share (“EPS”) of $1.27 compared to $1.69 in the prior year quarter. Second quarter 2020 EPS included $2.3 million of non-cash interest expense related to the Company’s 2.0% convertible senior notes due 2023 (“2023 Convertible Notes”), which decreased EPS by $0.05. Second quarter 2019 EPS included $2.1 million of non-cash interest expense related to the Company’s 2023 Convertible Notes, which decreased EPS by $0.04. Second quarter 2020 Adjusted EPS of $1.32, which excludes the non-cash interest expense, compared to Adjusted EPS of $1.73 in the prior year quarter.

Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, commented, “Our strong results this quarter reflect the powerful sets of initiatives we have undertaken over the last few years to strengthen our core positions, extend into new adjacencies and anticipate our clients’ needs, together with the extraordinary efforts of our teams to collaborate with our clients as they face their greatest challenges and opportunities.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $153.0 million for the quarter ended June 30, 2020 compared to $47.6 million for the quarter ended June 30, 2019. The year-over-year increase in net cash provided by operating activities was largely due to an increase in cash collected and lower non-compensation-related operating expenses compared to the prior year quarter, which was partially offset by an increase in salaries, primarily related to the increase in headcount.

Cash and cash equivalents of $304.2 million at June 30, 2020 compared to $189.1 million at June 30, 2019 and $223.1 million at March 31, 2020. Total debt, net of cash, of $47.0 million at June 30, 2020 compared to $147.1 million at June 30, 2019 and $143.2 million at March 31, 2020. The sequential decrease in total debt, net of cash, was primarily due to net cash provided by operating activities, which was partially offset by cash used for share repurchases.

During the quarter, the Company repurchased 470,853 shares of its common stock at an average price per share of $108.41 for a total cost of $51.0 million. As of June 30, 2020, approximately $65.3 million remained available for stock repurchases under the Company’s $500.0 million stock repurchase authorization. On July 28, 2020, the Company’s Board of Directors authorized an additional $200.0 million to repurchase shares of FTI Consulting’s outstanding common stock pursuant to its stock repurchase program. After giving effect to share repurchases through such date and the increased authorization, FTI Consulting has approximately $249.5 million remaining available for common stock repurchases under the program. No time limit was established for the completion of the program, and the program may be suspended, discontinued or replaced by the Board at any time without prior notice.

Under the program, FTI Consulting may repurchase shares in open-market purchases or any other method in accordance with applicable securities laws and regulations. The specific timing and amount of repurchases will be determined by FTI Consulting’s management, in its discretion, and will vary based on market conditions, securities law limitations and other factors. The repurchases may be funded using available cash on hand or a combination of cash and available borrowings under FTI Consulting’s senior secured revolving bank credit facility.

Second Quarter 2020 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $56.0 million, or 29.5%, to

$246.0 million in the quarter compared to $190.0 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $58.3 million, or 30.7%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand and realization for restructuring services, which was partially offset by a decline in success fees and lower revenues related to business transformation and transaction services compared to the prior year quarter. Acquisition-related revenues contributed $12.4 million compared to the prior year quarter. Adjusted Segment EBITDA of $76.3 million, or 31.0% of segment revenues, compared to $50.5 million, or 26.6% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to a 34.7% increase in billable headcount and higher variable compensation.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased $39.5 million, or 27.1%, to $106.4 million in the quarter compared to $145.9 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues decreased $37.5 million, or 25.7%, compared to the prior year quarter. The decrease in revenues was primarily due to lower demand for investigations and disputes services. Adjusted Segment EBITDA of a loss of $9.0 million compared to $28.2 million, or 19.4% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was due to lower revenues and higher compensation, primarily related to a 9.4% increase in billable headcount, which was partially offset by a decline in SG&A expenses.

Economic Consulting

Revenues in the Economic Consulting segment decreased $4.0 million, or 2.6%, to $151.5 million in the quarter compared to $155.5 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues decreased $2.5 million, or 1.6%, compared to the prior year quarter. The decrease in revenues was largely due to lower demand for financial economics and non-merger and acquisition (“M&A”)-related antitrust services, as well as lower realization for non-M&A-related antitrust and international arbitration services, which was partially offset by higher demand for M&A-related antitrust services. Adjusted Segment EBITDA of $21.7 million, or 14.3% of segment revenues, compared to $23.3 million, or 15.0% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was primarily due to lower revenues and an increase in bad debt expenses, which was partially offset by lower variable compensation.

Technology

Revenues in the Technology segment decreased $8.5 million, or 15.4%, to $47.1 million in the quarter compared to $55.6 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues decreased $8.0 million, or 14.4%, compared to the prior year quarter. The decrease in revenues was primarily due to lower demand for litigation and global cross-border investigation services, as well as lower revenues related to the completion of transition services associated with the September 2018 sale of the Company’s Ringtail e-discovery software and related business. Adjusted Segment EBITDA of $6.4 million, or 13.7% of segment revenues, compared to $12.9 million, or 23.1% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was due to lower revenues and higher compensation, primarily related to a 19.5% increase in billable headcount.

Strategic Communications

Revenues in the Strategic Communications segment decreased $2.2 million, or 3.8%, to $56.9 million in the quarter compared to $59.1 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues decreased $1.0 million, or 1.7%, compared to the prior year quarter. This decrease in revenues was primarily due to a $1.9 million decline in pass-through revenues. Adjusted Segment EBITDA of $10.0 million, or 17.6% of segment revenues, compared to $10.5 million, or 17.7% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was due to higher compensation, primarily related to a 13.2% increase in billable headcount, which was partially offset by a decline in SG&A expenses.

2020 Guidance

The Company is reaffirming its full year 2020 revenue guidance of between $2.450 billion and $2.550 billion. The Company is also reaffirming its full year 2020 EPS guidance of between $5.32 and $5.82 and full year 2020 Adjusted EPS guidance of between $5.50 and $6.00. The variance between EPS and Adjusted EPS guidance for full year 2020 includes an estimated non-cash interest expense of $0.18 per share related to the Company’s 2023 Convertible Notes.

Second Quarter 2020 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss second quarter 2020 financial results at 9:00 a.m. Eastern Time on Thursday, July 30, 2020. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 5,800 employees located in 27 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.35 billion in revenues during fiscal year 2019. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income (Loss) and Adjusted Segment EBITDA, which are GAAP financial measures, below in order to more fully define the components of certain non-GAAP financial measures presented in this press release. We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA as a percentage of total revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by (used in) operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer; the mix of the geographic locations where our clients are located or where services are performed; fluctuations in the price per share of our common stock; adverse financial, real estate or other market and general economic conditions; the impact of the COVID-19 pandemic and related events that are beyond our control, which could affect our segments, practices and the geographic regions in which we conduct business differently and adversely; and other future events, which could impact each of our segments, practices and the geographic regions in which we conduct business differently and could be outside of our control; the pace and timing of the consummation and integration of future acquisitions; the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions; retention of staff and clients; new laws and regulations or changes thereto; and other risks described under the heading “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$304,206	$369,373
Accounts receivable:
Billed receivables	578,722	540,584
Unbilled receivables	435,234	418,288
Allowances for doubtful accounts and unbilled services	(299,038)	(265,500)

Accounts receivable, net	714,918	693,372
Current portion of notes receivable	32,279	35,106
Prepaid expenses and other current assets	75,938	80,810

Total current assets	1,127,341	1,178,661
Property and equipment, net	91,753	93,672
Operating lease assets	152,245	159,777
Goodwill	1,196,162	1,202,767
Other intangible assets, net	33,588	38,432
Notes receivable, net	64,646	69,033
Other assets	39,172	40,800

Total assets	$2,704,907	$2,783,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$163,162	$158,936
Accrued compensation	314,018	416,903
Billings in excess of services provided	40,288	36,698

Total current liabilities	517,468	612,537
Long-term debt, net	315,808	275,609
Noncurrent operating lease liabilities	161,753	176,378
Deferred income taxes	155,293	151,352
Other liabilities	75,482	78,124

Total liabilities	1,225,804	1,294,000

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 36,710 (2020) and 37,390 (2019)	367	374
Additional paid-in capital	122,743	216,162
Retained earnings	1,518,374	1,413,453
Accumulated other comprehensive loss	(162,381)	(140,847)

Total stockholders’ equity	1,479,103	1,489,142

Total liabilities and stockholders’ equity	$2,704,907	$2,783,142

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended June 30,
	2020	2019
	(unaudited)
Revenues	$607,852	$606,119

Operating expenses
Direct cost of revenues	413,011	386,266
Selling, general and administrative expenses	126,928	129,906
Amortization of other intangible assets	2,314	1,852

	542,253	518,024

Operating income	65,599	88,095

Other income (expense)
Interest income and other	2,202	2,609
Interest expense	(5,157)	(4,793)

	(2,955)	(2,184)

Income before income tax provision	62,644	85,911
Income tax provision	14,470	21,313

Net income	$48,174	$64,598

Earnings per common share — basic	$1.33	$1.75

Weighted average common shares outstanding — basic	36,169	36,960

Earnings per common share — diluted	$1.27	$1.69

Weighted average common shares outstanding — diluted	37,852	38,168

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$9,568	$(4,815)

Total other comprehensive income (loss), net of tax	9,568	(4,815)

Comprehensive income	$57,742	$59,783

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Six Months Ended June 30,
	2020	2019
	(unaudited)
Revenues	$1,212,445	$1,157,393

Operating expenses
Direct cost of revenues	815,258	735,332
Selling, general and administrative expenses	253,887	243,091
Amortization of other intangible assets	4,645	3,713

	1,073,790	982,136

Operating income	138,655	175,257

Other income (expense)
Interest income and other	7,219	2,768
Interest expense	(10,018)	(9,539)

	(2,799)	(6,771)

Income before income tax provision	135,856	168,486
Income tax provision	30,935	41,243

Net income	$104,921	$127,243

Earnings per common share — basic	$2.89	$3.44

Weighted average common shares outstanding — basic	36,292	36,970

Earnings per common share — diluted	$2.76	$3.33

Weighted average common shares outstanding — diluted	38,021	38,193

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$(21,534)	$408

Total other comprehensive income (loss), net of tax	(21,534)	408

Comprehensive income	$83,387	$127,651

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income	$48,174	$64,598	$104,921	$127,243
Add back:
Non-cash interest expense on convertible notes	2,255	2,137	4,480	4,245
Tax impact of non-cash interest expense on convertible notes	(586)	(556)	(1,165)	(1,103)
Tax impact of gain on sale of business (1)	—	—	—	(2,097)

Adjusted net income	$49,843	$66,179	$108,236	$128,288

Earnings per common share — diluted	$1.27	$1.69	$2.76	$3.33
Add back:
Non-cash interest expense on convertible notes	0.06	0.05	0.12	0.11
Tax impact of non-cash interest expense on convertible notes	(0.01)	(0.01)	(0.03)	(0.03)
Tax impact of gain on sale of business (1)	—	—	—	(0.05)

Adjusted earnings per common share — diluted	$1.32	$1.73	$2.85	$3.36

Weighted average number of common shares outstanding — diluted	37,852	38,168	38,021	38,193

(1)

For the six months ended June 30, 2019, represents a discrete tax adjustment resulting from a change in estimate related to the accounting for the sale of our Ringtail e-discovery software and related business.

FTI CONSULTING, INC.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE

	Year Ended December 31, 2020
	Low	High
Guidance on estimated earnings per common share — diluted (GAAP) (1)	$5.32	$5.82
Non-cash interest expense on convertible notes, net of tax	0.18	0.18

Guidance on estimated adjusted earnings per common share (non-GAAP) (1)	$5.50	$6.00

(1)

The forward-looking guidance on estimated 2020 EPS and Adjusted EPS does not reflect other gains and losses (all of which would be excluded from Adjusted EPS) related to the future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, or gain or loss on sale of a business as these items are dependent on future events that are uncertain and difficult to predict. The forward-looking guidance excludes any shares of common stock potentially issuable upon conversion of the 2023 Convertible Notes from the calculation of EPS.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

Three Months Ended June 30, 2020 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$48,174
Interest income and other							(2,202)
Interest expense							5,157
Income tax provision							14,470

Operating income (loss)	$73,811	$(10,382)	$20,216	$3,432	$8,798	$(30,276)	$65,599
Depreciation and amortization	1,038	1,165	1,433	3,003	552	693	7,884
Amortization of other intangible assets	1,415	170	45	—	684	—	2,314

Adjusted EBITDA	$76,264	$(9,047)	$21,694	$6,435	$10,034	$(29,583)	$75,797

Six Months Ended June 30, 2020 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$104,921
Interest income and other							(7,219)
Interest expense							10,018
Income tax provision							30,935

Operating income	$120,475	$9,124	$31,612	$15,021	$16,290	$(53,867)	$138,655
Depreciation and amortization	2,017	2,581	2,703	5,898	1,138	1,370	15,707
Amortization of other intangible assets	2,718	456	89	—	1,382	—	4,645

Adjusted EBITDA	$125,210	$12,161	$34,404	$20,919	$18,810	$(52,497)	$159,007

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended June 30, 2019 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$64,598
Interest income and other							(2,609)
Interest expense							4,793
Income tax provision							21,313

Operating income	$48,779	$26,779	$21,747	$10,550	$9,132	$(28,892)	$88,095
Depreciation and amortization	947	1,174	1,521	2,325	589	681	7,237
Amortization of other intangible assets	766	288	45	—	753	—	1,852

Adjusted EBITDA	$50,492	$28,241	$23,313	$12,875	$10,474	$(28,211)	$97,184

Six Months Ended June 30, 2019 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$127,243
Interest income and other							(2,768)
Interest expense							9,539
Income tax provision							41,243

Operating income	$84,463	$57,219	$44,236	$20,986	$19,348	$(50,995)	$175,257
Depreciation and amortization	1,857	2,260	3,028	4,612	1,163	1,383	14,303
Amortization of other intangible assets	1,533	579	89	—	1,512	—	3,713

Adjusted EBITDA	$87,853	$60,058	$47,353	$25,598	$22,023	$(49,612)	$193,273

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended June 30, 2020 (unaudited)
Corporate Finance & Restructuring	$246,011	$76,264	31.0%	71%	$494	1,362
Forensic and Litigation Consulting	106,381	(9,047)	(8.5)%	46%	$327	1,326
Economic Consulting	151,493	21,694	14.3%	73%	$508	810
Technology (1)	47,084	6,435	13.7%	N/M	N/M	386
Strategic Communications (1)	56,883	10,034	17.6%	N/M	N/M	761

	$607,852	$105,380	17.3%			4,645

Unallocated Corporate		(29,583)

Adjusted EBITDA		$75,797	12.5%

Six Months Ended June 30, 2020 (unaudited)
Corporate Finance & Restructuring	$453,760	$125,210	27.6%	70%	$473	1,362
Forensic and Litigation Consulting	253,978	12,161	4.8%	52%	$332	1,326
Economic Consulting	283,631	34,404	12.1%	70%	$478	810
Technology (1)	105,807	20,919	19.8%	N/M	N/M	386
Strategic Communications (1)	115,269	18,810	16.3%	N/M	N/M	761

	$1,212,445	$211,504	17.4%			4,645

Unallocated Corporate		(52,497)

Adjusted EBITDA		$159,007	13.1%

Three Months Ended June 30, 2019 (unaudited)
Corporate Finance & Restructuring	$190,003	$50,492	26.6%	68%	$475	1,011
Forensic and Litigation Consulting	145,870	28,241	19.4%	65%	$340	1,212
Economic Consulting	155,502	23,313	15.0%	79%	$524	712
Technology (1)	55,632	12,875	23.1%	N/M	N/M	323
Strategic Communications (1)	59,112	10,474	17.7%	N/M	N/M	672

	$606,119	$125,395	20.7%			3,930

Unallocated Corporate		(28,211)

Adjusted EBITDA		$97,184	16.0%

Six Months Ended June 30, 2019 (unaudited)
Corporate Finance & Restructuring	$350,969	$87,853	25.0%	69%	$453	1,011
Forensic and Litigation Consulting	284,867	60,058	21.1%	66%	$337	1,212
Economic Consulting	297,773	47,353	15.9%	78%	$501	712
Technology (1)	106,968	25,598	23.9%	N/M	N/M	323
Strategic Communications (1)	116,816	22,023	18.9%	N/M	N/M	672

	$1,157,393	$242,885	21.0%			3,930

Unallocated Corporate		(49,612)

Adjusted EBITDA		$193,273	16.7%

N/M — Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30, 2020
	2020	2019
	(unaudited)
Operating activities
Net income	$104,921	$127,243
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,707	14,304
Amortization and impairment of other intangible assets	4,645	3,713
Acquisition-related contingent consideration	1,120	186
Provision for doubtful accounts	11,624	6,260
Share-based compensation	12,147	10,207
Amortization of debt discount and issuance costs	5,987	5,748
Deferred income taxes	4,128	966
Other	13	225
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(42,804)	(186,854)
Notes receivable	5,993	8,343
Prepaid expenses and other assets	8,979	(1,953)
Accounts payable, accrued expenses and other	2,230	(11,606)
Income taxes	(2,344)	23,458
Accrued compensation	(107,217)	(55,183)
Billings in excess of services provided	4,285	505

Net cash provided by (used in) operating activities	29,414	(54,438)

Investing activities
Purchases of property and equipment	(13,899)	(20,661)
Other	14	69

Net cash used in investing activities	(13,885)	(20,592)

Financing activities
Borrowings under revolving line of credit	90,000	25,000
Repayments under revolving line of credit	(55,000)	(5,000)
Purchase and retirement of common stock	(99,678)	(66,893)
Net issuance of common stock under equity compensation plans	(6,523)	1,009
Payments for business acquisition liabilities	(3,948)	(2,282)
Deposits and other	5,098	1,014

Net cash used in financing activities	(70,051)	(47,152)

Effect of exchange rate changes on cash and cash equivalents	(10,645)	(781)

Net decrease in cash and cash equivalents	(65,167)	(122,963)
Cash and cash equivalents, beginning of period	369,373	312,069

Cash and cash equivalents, end of period	$304,206	$189,106

FTI CONSULTING, INC.

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$152,976	$47,648	$29,414	$(54,438)
Purchases of property and equipment	(5,663)	(10,508)	(13,899)	(20,661)

Free Cash Flow	$147,313	$37,140	$15,515	$(75,099)